As filed with the Securities and Exchange Commission on June 26, 2008
Registration No. 333-112696

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MOLDFLOW CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	04-3406763
(State of	(I.R.S. Employer
incorporation)	Identification Number)
Moldflow Corporation
492 Old Connecticut Path, Suite 401
Framingham, MA 01701
(508) 358-5848
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Robert Kross
President and Chief Executive Officer
MOLDFLOW CORPORATION
492 Old Connecticut Path, Suite 401
Framingham, MA 01701
(508) 358-5848
(Name, address, including zip code, and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public:    Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES
     On February 11, 2004, Moldflow Corporation (the “Registrant”) filed a Registration Statement on Form S-3 (File No. 333-112696) (the “Registration Statement), which registered 174,644 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). This Post-Effective Amendment No. 1 is being filed to remove from registration all authorized shares of Common Stock reserved for issuance that have not yet been issued under the Registration Statement.
     Accordingly, the Company hereby removes from registration the shares of Common Stock that have not been and will not be issued under the Registration Statement. Upon effectiveness hereof, no shares of Common Stock remain registered under the Registration Statement for issuance.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Oswego, State of Oregon, on June 26, 2008.

MOLDFLOW CORPORATION
By:	/s/ Robert Kross
Robert Kross
President and Chief Executive Officer (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Kross Robert Kross	President and Chief Executive Officer (Principal Executive Officer), and Director	June 26, 2008

/s/ Mark Abrahams Mark Abrahams	Vice President and Chief Financial Officer (Principal Financial Officer), and Director	June 26, 2008

/s/ Susan Pirri Susan Pirri	Director	June 26, 2008